Exhibit 10.54

EIGHTH MODIFICATION AGREEMENT

(Loan Agreement)

This Eighth Modification Agreement (the “Modification Agreement”), dated as of December 31, 2010, for reference purposes only, is made by and between GREENHILL & CO., INC., a Delaware corporation (“Borrower”), and FIRST REPUBLIC BANK (“Lender”), with reference to the following facts:

A. Lender has previously entered into a Loan Agreement (“Loan Agreement”) dated as of January 31, 2006, pursuant to which Lender has provided to Borrower a revolving line of credit loan (“Loan”) in the current principal amount of Seventy-Five Million and 00/100 Dollars ($75,000,000.00).

B. The Loan Agreement was amended pursuant to the terms of:

1. that certain First Modification Agreement dated as of August 1, 2006;

2. that certain Second Modification Agreement dated as of March 14, 2007;

3. that certain Third Modification Agreement dated as of May 2, 2007;

4. that certain Fourth Modification Agreement dated December 13, 2007;

5. that certain Fifth Modification Agreement dated December 18, 2008;

6. that certain Sixth Modification Agreement dated December 22, 2009; and

7. that certain Seventh Modification Agreement dated April 30, 2010.

C. In connection with the Loan Agreement, Borrower has executed one original note and five amended and restated notes as set forth below, the most current note is referred to as the “Existing Note.” The Existing Note supersedes and replaces the prior notes set forth below.

1. that certain Promissory Note dated January 31, 2006, executed by Borrower payable to Lender in the original principal sum of $20,000,000.00;

2. that certain Amended and Restated Promissory Note dated March 14, 2007, executed by Borrower payable to Lender in the original principal sum of $50,000,000.00;

3. that certain Amended and Restated Promissory Note dated May 2, 2007, executed by Borrower payable to Lender in the original principal sum of $75,000,000.00;

4. that certain Amended and Restated Promissory Note dated December 13, 2007, executed by Borrower payable to Lender in the original principal sum of $90,000,000.00;

5. that certain Amended and Restated Promissory Note dated December 18, 2008, executed by Borrower payable to Lender in the original principal sum of $90,000,000.00; and

6. that certain Fifth Amended and Restated Promissory Note dated April 30, 2010, executed by Borrower payable to Lender in the original principal sum of 75,000,000.

D. The Loan Agreement and the Existing Note are secured by the terms of:

1. A Third-Party Security Agreement dated May 2, 2007, executed by Greenhill Capital Partners, LLC which was later replaced by an Amended and Restated Third-Party Security Agreement dated as of December 22, 2009, executed by Greenhill Capital Partners, LLC (“Greenhill Capital Security Agreement”). Said security agreement was reaffirmed by the terms of Reaffirmation of Third Party Security Agreement dated as of April 30, 2010, executed by Greenhill Capital Partners LLC.

2. A Third-Party Security Agreement dated December 13, 2007, executed by Greenhill Venture Partners, LLC which was later replaced by an Amended and Restated Third-Party Security Agreement dated December 22, 2009, executed by Greenhill Venture Partners LLC (“Greenhill Ventures Security Agreement”). Said security agreement was reaffirmed by the terms of Reaffirmation of Third Party Security Agreement dated as of April 30, 2010, executed by Greenhill Venture Partners, LLC.

3. A Third-Party Security Agreement dated December 22, 2009, executed by Greenhill Capital Partners II LLC (“Greenhill Capital II Security Agreement”). Said security agreement was reaffirmed by the terms of Reaffirmation of Third Party Security Agreement dated as of April 30, 2010, executed by Greenhill Capital Partners II LLC.

4. A Security Agreement (LLC Distributions) dated April 30, 2010, executed by Greenhill & Co., Inc. (“Greenhill Security Agreement”). (The Greenhill Capital Security Agreement, the Greenhill Ventures Security Agreement, the Greenhill Capital II Security Agreement and the Greenhill Security Agreement, as reaffirmed, are collectively referred to as the “Security Agreements.”)

E. The Loan Agreement, the Existing Note and the Security Agreements are referred to collectively as the “Existing Loan Documents.” The Existing Note and any Amended and Restated Note to be executed and delivered as provided below are referred to collectively as the “Note.” The Existing Loan Documents and all documents to be executed and delivered as provided below, including the Note, are referred to collectively as the “Loan Documents,” Capitalized terms which are not defined herein shall have the meanings provided in the Loan Agreement or the other Loan Documents or, if not defined therein, in the California Commercial Code.

NOW THEREFORE, for valuable consideration the receipt and adequacy of which is hereby acknowledged, Lender and Borrower agree as follows.

1. Adoption of Recitals.  The recitals set forth above are adopted as a part of the agreement of the parties, and the facts set forth therein are acknowledged and agreed to be true, accurate and complete.

2. Acknowledgment of Loan Documents.  Borrower hereby acknowledges and agrees that as of the date of this Modification Agreement the Loan Agreement as modified and all other Existing Loan Documents remain in full force and effect.

3. UCC Lien  Borrower hereby acknowledges and agrees that pursuant to the terms of the Security Agreements, all Obligations owed to Lender under the Loan Agreement and the Existing Note are secured by the assets referred to therein (“Collateral”); and Borrower has not granted and is not aware of any other lien on such Collateral other than the lien of Lender.

4. Release of Collateral for Loan.  Concurrently with the execution and delivery of this Modification Agreement, the Greenhill Capital II Security Agreement shall be deemed terminated. Lender shall be deemed to have released the lien granted thereunder on the assets specified as collateral therein. Lender shall thereafter promptly file a UCC-3 lien release on the assets specified as collateral therein to the extent that the assets are encumbered only by virtue of said security agreement.

5. Modification of Loan Documents.

5.1 No Change in Loan Amount and Promissory Note.

(a) Section 5.3 of the Seventh Modification Agreement is here by deleted in its entirety.

(b) Currently with the execution and delivery of this Modification Agreement, the maximum principal amount of the Loan is SEVENTY-FIVE MILLION AND NO/100THS DOLLARS ($75,000,000,00); and it shall remain at such amount until the Maturity Date, absent further agreement between Lender and Borrower or default under the Loan Agreement unless otherwise provided in the Loan Agreement as amended.

6. Representations and Warranties.  As a material inducement to Lender’s execution of this Modification Agreement, Borrower makes the following warranties and representations to Lender.

6.1 Authority.  This Modification Agreement and each other document delivered to Lender in connection with this Modification Agreement have been duly authorized, and upon execution and delivery will constitute legal, valid and binding agreements and obligations of such party enforceable in accordance with their respective terms, except, in each case, as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors’ rights or by general equity principles.

6.2 Financial Information.  All financial and other information that has been or will be supplied to Lender is sufficiently complete to give Lender accurate knowledge of such party’s financial condition as of the time of the delivery of same to Lender and is a true statement of such party’s financial condition and reflects any and all material contingent liabilities as of the time of the delivery of same to Lender.

6.3 No Defaults.  There currently exist no fact or occurrence which would constitute an Event of Default under the Loan Agreement.

6.4 Other Encumbrances.  There are no encumbrances or liens affecting all or part of the Collateral provided by Borrower except for the liens and security interests in favor of Lender and the Permitted Liens.

6.5 Lawsuits.  There is no lawsuit, tax claim or adjustment or other dispute pending, or, to the knowledge of such party, threatened against such party, his, her or its property, his, her or its business or the Collateral as to which there is a significant probability of an adverse decision that, after taking into account any insurance coverage for such matter, reasonably would be expected to have a material adverse effect on the business or the financial condition of Borrower, the Collateral or Lender’s right and remedies under this Modification Agreement,

7. No Other Modification of Loan Documents.  Nothing contained in this Modification Agreement shall be construed to obligate Lender to extend the time for payment of the Existing Note issued in connection with the Loan Agreement or otherwise modify any of the Loan Documents in any respect, except as expressly set forth in this Modification Agreement.

8. Conditions Precedent.  The following are conditions precedent to Lender’s obligations under this Modification Agreement:

8.1 Receipt by Lender of the executed originals of: (i) this Modification Agreement; (ii) a Reaffirmation Agreement to be executed by Greenhill Capital Partners, LLC consenting to the transaction provided for herein in form and substance acceptable to Lender; and (iii) a Reaffirmation Agreement to be executed by Greenhill Venture Partners, LLC consenting to the transaction provided for herein in form and substance acceptable to Lender.

8.2 Reimbursement to Lender by Borrower of Lender’s costs and expenses incurred in connection with this Modification Agreement and the transactions contemplated hereby, including, without limitation, the fees set forth in Section 9 below, whether such services are furnished by Lender’s employees or agents or by independent contractors.

8.3 The representations and warranties contained in this Modification Agreement and the other Loan Documents are true and correct.

8.4 All payments due and owing to Lender under the Loan Documents have been paid current as of the effective date of this Modification Agreement.

8.5 Any UCC, tax lien, litigation, judgment and other searches, fictitious business name statement filings, insurance certificates, notices or other similar documents which Lender may reasonably require and in such form as Lender may reasonably require, in order to reflect Lender’s first priority security interest in the Collateral, or to terminate the lien as specified in Section 4 above and in order to fully consummate all of the transactions contemplated hereunder

8.6 Such other documents as Lender may require under any other section of this Amendment.

9. Fees,  Borrower shall pay to Lender upon the execution of this Modification or upon Lender’s request the following:

9.1 Modification Fee.  A Modification Fee of Twenty-five Thousand Dollars ($25,000,00). Said amount shall be owed whether or not the maximum loan amount is advanced for whatever reason; and said amount shall be deemed fully earned upon execution of this Modification Agreement regardless whether the Loan is later accelerated upon the occurrence of an Event of Default.

9.2 Expenses and Attorneys Fees.  All of Lender’s costs, charges and expenses paid or incurred by Lender in connection with the preparation of this Modification Agreement and the transactions contemplated hereby, including all reasonable attorneys fees and costs and all filing fees.

9.3 Method of Payment.  Such amounts may be debited by Lender from any account maintained in the name of Borrower.

10. Events of Default and Remedies.

10.1 Events.  The occurrence and continuance of any of the following events shall constitute an Event of Default hereunder at the option of Lender:

(a) Failure to make any payment provided for under this Modification Agreement.

(b) Failure to take any action or comply with any condition provided for under this Modification Agreement.

(c) The occurrence and continuance of an Event of Default under the (i)’Loan Agreement as modified or any related documents, (ii) this Modification Agreement, (iii) the Existing Note, or (iv) any documents executed in connection herewith,

10.2 Remedies.  Upon the occurrence of an Event of Default, Lender may declare an Event of Default under the Loan Agreement and/or any other Loan Document and exercise the remedies under the Loan Agreement, the Existing Note and any other Loan Document, including (without limitation) the imposition of default interest under the Note).

11. Indemnification.  Borrower hereby agrees to indemnify and hold Lender and its officers, directors, agents, employees, representatives, shareholders, affiliates, participating lenders, successors and assigns harmless from and against any and all claims, demands, damages, liabilities, actions, causes of action, suits, costs and expenses, including attorneys’ fees and costs, directly or indirectly arising out of or relating to the transactions contemplated by this Modification Agreement.

12. NO CLAIMS.  BORROWER ACKNOWLEDGES AND AGREES THAT TO THE BEST OF ITS PRESENT KNOWLEDGE (A) IT HAS NO OFFSETS OR DEDUCTIONS OF ANY KIND AGAINST ANY OR ALL OF THE OBLIGATIONS; AND (B) IT HAS NO DEFENSES OR OTHER CLAIMS OR CAUSES OF ACTION OF ANY KIND AGAINST LENDER IN CONNECTION WITH THE LOAN OR THE COLLATERAL,

13. Waiver and Release.

13.1 In further consideration of Borrower and Lender entering into this Modification Agreement, Borrower and Pledgors and Borrower’s and Pledgors’ past and present employees and agents (collectively referred to as the “Releasing Parties”) hereby waive and release any and all claims, rights and defenses, causes of action, damages, debts and offsets of any nature whatsoever whether heretofore or now existing (known or unknown, liquidated or unliquidated, whether based in tort, contract, or other legal or equitable theory) which each of them now has (or might have) against Lender, all of its past and present officers, directors, employees, agents, attorneys or representatives (“Released Claims”). This waiver and release includes, but is not limited to, claims, defenses, offsets and causes of action arising from or in any way related to any of the Loan Documents and any promissory notes executed in connection and all modifications, supplements and extensions thereto, all the advances thereunder and Lender’s actions in connection therewith.

13.2 The Releasing Parties each understand (a) that it is possible that unknown losses or claims may exist, or (b) that past known losses have been underestimated; nevertheless each of the Releasing Parties is taking this risk into account in determining the consideration it is to receive for this release through this Modification Agreement. Consequently, each of the Releasing Parties expressly waives all rights and benefits conferred by Section 1542 of the California Civil Code which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

13.3 Each person signing below on behalf of Borrower or Pledgor hereunder acknowledges that he or she has read each of the provisions of this Release. Each such person fully understands that this Release has important legal consequences, and each such person realizes that they are releasing any and all Released Claims that Borrower or any such guarantor may have as of the Release Date. Borrower and each guarantor hereunder hereby acknowledge that each of them has had an opportunity to obtain a lawyer’s advice concerning the legal consequences of each of the provisions of this Release.

14. Continuing Effect of Loan Documents.  The Loan Agreement, the Note and other Loan Documents, as modified by this Modification Agreement, shall remain in full force and effect in accordance with their terms and are affirmed by Borrower.

15. Miscellaneous.

15.1 Controlling Provisions.  To the extent that there is any inconsistency or conflict between the terms, conditions and provisions of the Loan Documents, this Modification Agreement and any document executed in connection herewith, the terms, conditions and provisions of this Modification Agreement will prevail.

15.2 Modifications of Agreement.  This Modification Agreement may be modified only by a written agreement signed by Lender and the other party who is affected by such modification.

15.3 Entire Agreement.  This Modification Agreement shall be included within the meaning of the term “Loan Documents” under the Loan Agreement. This Modification Agreement and the other Loan Documents contain the entire agreement and understanding among the parties concerning the matters covered by this Modification Agreement and the other Loan Documents and supersede all prior and contemporaneous agreements, statements, understandings, terms, conditions, negotiations, representations and warranties, whether written or oral, made by Lender and any of the other parties to this Modification Agreement concerning the matters covered by this Modification Agreement and the other Loan Documents.

15.4 Severability.  In the event that any provision, or portions thereof, of this Modification Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby.

15.5 Descriptive Headings; Interpretation.  The headings to sections of this Modification Agreement are for convenient reference only and shall not be used in interpreting this Modification

Agreement. For purposes of this Modification Agreement, the term “including” shall be deemed to mean “including without limitation.”

15.6 No Waiver.  No waiver by Lender of any of its rights or remedies in connection with the Loan shall be effective unless such waiver is in writing and signed by Lender. No waiver of any breach or default shall be deemed a waiver of any breach or default thereafter occurring.

15.7 Rights Cumulative.  Lender’s rights and remedies under this Modification Agreement are cumulative with and in addition to any and all other legal and equitable rights and remedies which Lender may have in connection with the Loan.

15.8 Time of the Essence.  Time is of the essence with respect to each provision of this Modification Agreement.

15.9 Counterparts.  This Modification Agreement may be executed in counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

15.10 Successors and Assigns.  This Modification Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Lender may assign its rights under this Modification Agreement; however, any party to this Modification Agreement may not assign this Modification Agreement or any rights and duties or obligations of them hereunder without the prior written consent of Lender.

15.11 Controlling Law.  This Modification Agreement and any instrument or agreement executed in connection with this Modification Agreement shall be governed by and construed under the laws of the State of California.

15.12 Attorneys’ Fees.  Lender shall be entitled to recover all costs and expenses, including attorneys’ fees and costs, incurred by Lender in enforcing any of the terms of this Modification Agreement or the other Loan Documents, from any party against whom this Modification Agreement is sought to be enforced whether or not any legal proceedings are instituted by Lender. Without limiting the generality of the Immediately preceding sentence, upon Lender’s demand, Lender shall be reimbursed for all costs and expenses, including attorneys’ fees and costs, which are incurred by Lender in connection with any action by Lender for relief from the automatic stay arising under Bankruptcy Code Section 362(a), 11 U.S.C. § 362(a).

15.13 Authorization.  Borrower hereby authorizes Lender to file any appropriate financing statements to reflect any and all modifications to the Loan Documents set forth in this Modification Agreement and to perfect any liens grated in connection herewith.

15.14 No Third Party Beneficiaries.  This Modification Agreement is entered into for the sole benefit of Lender and the other parties executing this Modification Agreement, and no other party shall have any right of action under this Modification Agreement.

16. REVIEW WITH INDEPENDENT COUNSEL.  EVERY PARTY WHO EXECUTES THIS MODIFICATION AGREEMENT ACKNOWLEDGES AND AGREES THAT (A) IT HAS CAREFULLY READ ALL OF THE TERMS AND CONDITIONS OF THIS MODIFICATION AGREEMENT AND THE DOCUMENTS CONTEMPLATED BY THIS MODIFICATION AGREEMENT AND UNDERSTANDS SUCH TERMS AND CONDITIONS; AND (B) IT HAS ENTERED INTO THIS MODIFICATION AGREEMENT FREELY AND VOLUNTARILY, AFTER HAVING CONSULTED WITH ITS INDEPENDENT LEGAL COUNSEL OR AFTER HAVING HAD AN OPPORTUNITY TO CONSULT WITH ITS INDEPENDENT LEGAL COUNSEL.

[SIGNATURE PAGE FOLLOWS]

BORROWER:	LENDER:

GREENHILL & CO., INC., a Delaware corporation	FIRST REPUBLIC BANK

By: /s/ Harold J. Rodriguez, Jr.	By:
Name: Harold J. Rodriguez, Jr.	Name:
Title: Chief Administrative Officer	Title:

PLEDGORS:

The undersigned Pledgors hereby agree to the
terms of, and are bound by, Section 13 of this
Agreement.

Greenhill Capital Partners, LLC,
a Delaware limited liability company

By:	/s/ Harold J. Rodriguez, Jr.
Name: Harold J. Rodriguez, Jr.
Title: Chief Financial Officer

Greenhill Venture Partners, LLC, a
Delaware limited liability company

By:	/s/ Harold J. Rodriguez, Jr.
Name: Harold J. Rodriguez, Jr.
Title: Chief Financial Officer

Greenhill Capital Partners II LLC,
a Delaware limited liability company

By:	/s/ Harold J. Rodriguez, Jr.
Name: Harold J. Rodriguez, Jr.
Title: Chief Financial Officer